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                                                                EXHIBIT 23.1


CONSENT OF PAINEWEBBER, INCORPORATED


May 22, 1998


Firstbank of Illinois Co.

Dear Sirs:

          We hereby consent to the inclusion in the prospectus accompanying the Registration Statement of Mercantile Bancorporation Inc. ("Mercantile"), relating to the proposed merger of Mercantile and Firstbank of Illinois Co. ("Firstbank"), of our opinion letter in the Proxy Statement/Prospectus which is a part of the Registration Statement, and to the references of our firm name therein. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations adopted by the Securities and Exchange Commission thereunder nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                                Very truly yours,


                                                PAINEWEBBER INCORPORATED

                                                By:  Halle J. Benett
                                                     Vice President





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